UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 16, 2009

Huntsman Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32427	42-1648585
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Huntsman International LLC

(Exact name of registrant as specified in its charter)

Delaware	333-85141	87-0630358
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Huntsman Way
Salt Lake City, Utah		84108
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (801) 584-5700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

See Item 2.03 below.

Item 1.02. Termination of a Material Definitive Agreement.

See Item 2.03 below.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The following information is furnished pursuant to Item 1.01, “Entry into a Material Definitive Agreement,” Item 1.02, “Termination of a Material Definitive Agreement” and Item 2.03, “Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.”

As further described herein, on October 16, 2009, Huntsman International LLC (“Huntsman International”), a wholly-owned subsidiary of Huntsman Corporation (“Parent”), terminated its existing accounts receivables securitization program and replaced that program with a U.S. accounts receivables securitization program and a European accounts receivables securitization program.  The proceeds received from the U.S. accounts receivables securitization program and the European accounts receivables securitization program were used to pay off the remaining outstanding commercial paper from the existing accounts receivables securitization program.

U.S. Accounts Receivable Securitization Program

On October 16, 2009, Huntsman International entered into a new accounts receivable securitization program for its U.S. originator subsidiaries (the “U.S. A/R Program”).  The U.S. A/R Program has two components: one with Wachovia Bank National Association, which is a three-year facility, and one with HSBC Bank plc, which is a two-year facility.

The U.S. A/R Program was entered into pursuant to the following agreements, among others: (1) a U.S. Receivables Loan Agreement, dated as of October 16, 2009 (the “U.S. Loan Agreement”), among Huntsman Receivables Finance II LLC, a bankruptcy-remote special purpose entity (the “U.S. SPE”), Huntsman (Europe) BVBA (the “Master Servicer”), the several entities party thereto as lenders, the several financial institutions party thereto as funding agents, the several commercial paper conduits party thereto as conduit lenders, the several financial institutions thereto as committed lenders, Wachovia Bank National Association, as administrative agent and Wachovia Bank National Association, as collateral agent; and (2) a U.S. Contribution Agreement, dated as of October 16, 2009 among Huntsman International and the U.S. SPE.

Under the U.S. A/R Program, the U.S. originators will sell by way of a true sale certain accounts receivable to Huntsman International under a U.S. receivables purchase agreement.  The Master Servicer will provide servicing for the accounts receivable collections.  Under the U.S. Contribution Agreement, Huntsman International will contribute certain of the accounts receivables originated by it or purchased from the U.S. originators to the U.S. SPE.  Pursuant to the U.S. Loan Agreement, the U.S. SPE may borrow against the eligible receivables under the U.S. A/R Program.  Huntsman International will seek off-balance sheet treatment for the transactions contemplated by the U.S. A/R Program; however, Huntsman International expects that off-balance sheet treatment will no longer be available when new accounting rules become effective in January 2010.

The maximum funding availability under the U.S. A/R Program is $250 million.  The amount of actual availability under the U.S. A/R Program is subject to change based on the level of eligible receivables sold by the U.S. originator subsidiaries to Huntsman International and of eligible receivables contributed by Huntsman International to the U.S. SPE.  Availability is further subject to changes in the credit ratings of the originator’s customers, customer concentration levels, and certain characteristics of the accounts receivable being transferred.  The yield under the U.S. Loan Agreement is based on, in the case of Wachovia, the LIBOR Market Index Rate (“LMIR”) plus a margin rate of 3.75% per annum and, in the case of HSBC, if funded by commercial paper, the CP Rate (as defined in the U.S. Loan Agreement) plus a margin rate of 3.50% per annum.  In addition, the U.S. SPE is obligated to pay commitment fees to the lenders based on the amount of each lender’s commitment.

The U.S. A/R Program contains various customary affirmative and negative covenants and also contains customary default and termination provisions, which provide for acceleration of amounts owed under the U.S. A/R Program upon the occurrence of certain specified events, including, but not limited to, failure by the U.S. SPE to pay interest and other amounts due, defaults on certain indebtedness, certain judgments, change in control, certain events negatively affecting the overall credit quality of transferred accounts receivable, bankruptcy and insolvency events, and failure of the Parent to maintain a minimum liquidity level of $400 million (the “Liquidity Requirement”).  Certain obligations of Huntsman International in its capacity as contributor and servicer guarantor under the U.S. A/R Program are guaranteed by the Parent under a Guaranty dated as of October 16, 2009.  As of October 16, 2009, the U.S. A/R Program had approximately $55 million in U.S. dollar equivalents outstanding.

The description of the U.S. Loan Agreement and U.S. Contribution Agreement in this Form 8-K is qualified in its entirety by reference to the U.S. Loan Agreement and U.S. Contribution Agreement, which are filed as exhibits to this periodic report on Form 8-K.

European Accounts Receivable Securitization Program

Also on October 16, 2009, Huntsman International entered into a second new accounts receivable securitization program for its European originator subsidiaries (the “EU A/R Program,” and together with the U.S. A/R Program, the “A/R Programs”) with Barclays Bank plc for a term of two years.

The EU A/R Program was entered into pursuant to the following agreements, among others: (1) a European Receivables Loan Agreement, dated as of October 16, 2009 (the “EU Loan Agreement”), among Huntsman Receivables Finance LLC, a bankruptcy-remote special purpose entity (the “EU SPE”), the Master Servicer, the several entities party thereto as lenders, the several financial institutions party thereto as funding agents, Barclays Bank Plc, as administrative agent, and Barclays Bank Plc, as collateral agent, and (2) a European Contribution Agreement, dated as of October 16, 2009 among Huntsman International and the EU SPE.

Under the EU A/R Program, the EU originators will sell by way of a true sale certain accounts receivable to Huntsman International under an EU receivables purchase agreement.  The Master Servicer will provide servicing for the accounts receivable collections.  Under the EU Contribution Agreement, Huntsman International will contribute certain of the accounts receivables purchased from the EU originators to the EU SPE.  Pursuant to the EU Loan Agreement, the EU SPE may borrow against the eligible receivables under the EU A/R Program.  Huntsman International will seek off-balance sheet treatment for the transactions contemplated by the EU A/R Program; however, Huntsman International expects that off-balance sheet treatment will no longer be available when new accounting rules become effective in January 2010.

The maximum funding availability under the EU A/R Program is €225 million (approximately 329 million USD equivalents).  The amount of actual availability is under the EU A/R Program is subject to change based on the level of eligible receivables sold by the EU originator subsidiaries to Huntsman International and of eligible receivables contributed by Huntsman International to the EU SPE.  Availability is further subject to changes in the credit ratings of the originators’ customers and country, customer concentration levels, and certain characteristics of the accounts receivable being transferred.  The yield under the EU Loan Agreement is based on GBP LIBOR, USD LIBOR or EURIBOR (each as defined in the EU Loan Agreement) plus a margin rate of 3.75% per annum if funded by commercial paper.  In addition, the EU SPE is obligated to pay a commitment fee to the lender based on the amount of the lender’s commitment.

The EU A/R Program contains various customary affirmative and negative covenants and also contains customary default and termination provisions, which provide for acceleration of amounts owed under the EU A/R Program upon the occurrence of certain specified events, including, but not limited to, failure by the EU SPE to pay interest and other amounts due, defaults on certain indebtedness, certain judgments, change in control, certain events negatively affecting the overall credit quality of transferred accounts receivable and bankruptcy and insolvency events and a cross acceleration provision tied to the Liquidity Requirement.  As of October 16, 2009, the EU A/R Program had approximately €139 million ($203 million) outstanding.

As a result of the A/R Programs, Huntsman International has combined funding commitments of approximately 579 million USD equivalents.  As of October 16, 2009, the combined A/R Programs borrowings were approximately 258 million USD equivalents with approximately 157 million USD equivalents available for additional borrowings as a result of underlying eligible accounts receivable balances as of that date.

The description of the EU Loan Agreement and EU Contribution Agreement in this Form 8-K is qualified in its entirety by reference to the EU Loan Agreement and EU Contribution Agreement, which are filed as exhibits to this periodic report on Form 8-K.

In connection with our entering into the A/R Programs, on October 16, 2009, we entered into a Termination and Release Agreement (Huntsman Master Trust) with the EU SPE, the Master Servicer, Huntsman International, the originators and local servicers under our existing accounts receivable program, PricewaterhouseCoopers LLP as liquidation servicer, the conduit purchasers party thereto, the several financial institutions party thereto as Series 2000-1 conduit purchasers, the several financial institutions party thereto as Series 2000-1 APA Banks, the several financial institutions thereto as funding agents, JPMorgan Chase Bank, N.A., as administrative agent, J.P. Morgan Securities Ltd., as book runner and mandated lead arranger, The Bank of New York Mellon (Ireland) Limited, as successor to J.P. Morgan Bank (Ireland) plc, as trustee and The Bank of New York Mellon, Brussels Branch, in its capacity as account bank and securities intermediary and the U.S. SPE, the entities a party thereto as U.S. lenders and the European lender, the several financial institutions party thereto as U.S. funding agents and European funding agent, Wachovia Bank National Association as the U.S. administrative agent and U.S. collateral agent, and Barclays Bank Plc as the European administrative agent and European Collateral agent (the “Termination Agreement”), pursuant to which we terminated our existing accounts receivable securitization program, as last amended on November 13, 2008 and due to expire on November 12, 2009, of which the entire balance was paid off as of October 16, 2009 using proceeds received from the A/R Programs.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Number	Description of Exhibits
10.1

U.S. Receivables Loan Agreement dated as of October 16, 2009 among Huntsman Receivables Finance II LLC, Huntsman (Europe) BVBA, the several entities party thereto as lenders, the several financial institutions party thereto as funding agents, the several commercial paper conduits party thereto as conduit lenders, the several financial institutions party thereto as committed lenders, Wachovia Bank National Association, as administrative agent, and Wachovia Bank National Association, as collateral Agent.

10.2	U.S. Contribution Agreement dated as of October 16, 2009 between Huntsman International LLC and Huntsman Receivables Finance II LLC.

10.3

European Receivables Loan Agreement dated as of October 16, 2009 between Huntsman Receivables Finance LLC, Huntsman (Europe) BVBA, the several entities party thereto as lenders, the several financial institutions party thereto as funding agents, Barclays Bank Plc, as administrative agent, and Barclays Bank Plc, as collateral agent.

10.4	European Contribution Agreement dated as of October 16, 2009 between Huntsman International LLC and Huntsman Receivables Finance LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HUNTSMAN CORPORATION
HUNTSMAN INTERNATIONAL LLC

/s/ Troy M. Keller
Troy M. Keller
Assistant Secretary

October 22, 2009

EXHIBIT INDEX

Number	Description of Exhibits
10.1

U.S. Receivables Loan Agreement dated as of October 16, 2009 among Huntsman Receivables Finance II LLC, Huntsman (Europe) BVBA, the several entities party thereto as lenders, the several financial institutions party thereto as funding agents, the several commercial paper conduits party thereto as conduit lenders, the several financial institutions party thereto as committed lenders, Wachovia Bank National Association, as administrative agent, and Wachovia Bank National Association, as collateral Agent.

10.2	U.S. Contribution Agreement dated as of October 16, 2009 between Huntsman International LLC and Huntsman Receivables Finance II LLC.

10.3

European Receivables Loan Agreement dated as of October 16, 2009 between Huntsman Receivables Finance LLC, Huntsman (Europe) BVBA, the several entities party thereto as lenders, the several financial institutions party thereto as funding agents, Barclays Bank Plc, as administrative agent, and Barclays Bank Plc, as collateral agent.

10.4	European Contribution Agreement dated as of October 16, 2009 between Huntsman International LLC and Huntsman Receivables Finance LLC.